EXHIBIT 4.3
SUPPLEMENTAL INDENTURE
SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of October 30, 2012, among Bode Gravel Co., a California corporation, and Bode Concrete LLC, a California limited liability company (collectively, the “New Guarantors”), U.S. Concrete, Inc., a Delaware corporation (together with its successors and assigns, the “Issuer”) and U.S. Bank, National Association, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H :
WHEREAS the Issuer, the existing guarantors (the “Guarantors”) and the Trustee are parties to that certain Indenture (as such has been amended or supplemented to the date hereof, the “Indenture”) dated as of August 31, 2010, providing for the issuance of the Issuer’s 9.5% Convertible Secured Notes due 2015 (the “Notes”);
WHEREAS Section 6.14 of the Indenture provides that the Issuer shall cause the New Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantors shall unconditionally guarantee all the Issuer’s obligations under the Notes and the Indenture; and
WHEREAS pursuant to Section 11.01 of the Indenture, the Trustee, the Issuer and the New Guarantors are authorized to execute and deliver this Supplemental Indenture;
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors, the Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
1.Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    Agreement to be Bound. Each of the New Guarantors hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture. Each of the New Guarantors agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.
3.    Guarantee. Each of the New Guarantors, on a joint and several basis with all the existing Guarantors, hereby unconditionally and irrevocably guarantees to each Holder and the Trustee the Guarantee Obligations pursuant to and subject to Article Thirteen of the Indenture.
4.    Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.
5.    Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
6.    Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture. The Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Issuer and the Guarantors, and the Trustee makes no representation with respect to any such matters.
7.    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. It is the express intent of the parties to be bound by the exchange of signatures on this Supplemental Indenture via telecopy or other form of electronic transmission.
8.    Effect of Headings. The section headings herein are for convenience only and shall not effect the construction thereof.
[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

NEW GUARANTORS:

BODE GRAVEL CO.

By: /s/ Katherine I. Hargis
Name: Katherine I. Hargis
Title: Vice President and Secretary
Address:
331 North Main Street
Euless, Texas 76039
Attn: General Counsel
Telecopy: (817) 835-4165

BODE CONCRETE LLC

By: Central Concrete Supply Co., Inc.,
its sole member

By: /s/ Katherine I. Hargis
Name: Katherine I. Hargis
Title: Vice President and Secretary
Address:
331 North Main Street
Euless, Texas 76039
Attn: General Counsel
Telecopy: (817) 835-4165

[Signature Page to Supplemental Indenture]

ISSUER:

U.S. CONCRETE, INC.

By: /s/ Katherine I. Hargis
Name: Katherine I. Hargis
Title: Vice President, General Counsel &
Corporate Secretary

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:/s/ Wally Jones
Name: Wally Jones
Title: Vice President

[Signature Page to Supplemental Indenture]